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                                  EXHIBIT 10.37

                            DOCUMENT OF UNDERSTANDING


DIODES, INC                                 MICROSEMI WATERTOWN, INC.
3050 East Hillcrest Drive                   580 Pleasant Street
Westlake Village, California 91362-3154     Watertown, Massachusetts, 02472-2408
Attn: Mr. Mark King,                        Attn: Mr. Angelo Santamaria,
V.P. Sales & Marketing                      V.P. & General Manager
Tel: 805-446-4800 Fax: 805-381-3837         Tel: 617-926-0404 Fax: 617-924-1376
E-mail: Mark_King@diodes.com                E-mail: asantamaria@microsemi.com

        THIS DOCUMENT OF UNDERSTANDING by and between Diodes Inc (hereafter DIODES), and Microsemi Corporation (hereafter MSC), shall have an Effective Date of July 6, 2001.

        WHEREAS, the parties desire to utilize their unique expertise and capabilities for their mutual benefit by establishing a Cooperative Business Arrangement (the "CBA") between their respective organizations in order to provide the most effective management and technical approach for cooperatively achieving new and improved processes, product designs and product performance for selected products; and

        WHEREAS, the parties met in Watertown, Massachusetts on April 26, 2001 (the "MEETING"), and identified certain Action Items, which they believed needed to be resolved to their mutual satisfaction, and where appropriate, incorporated into formal Agreements.

        WHEREAS, it is contemplated at this time that the CBA will be coordinated and performed in various design, engineering and manufacturing sites respectively owned or controlled by the parties in both the United States and in foreign geographies; and

        WHEREAS, MSC owns and controls a proprietary automated manufacturing facility in its Watertown facility, where it makes a family of products sold under its POWERMITE(R)3 trademark.

        WHEREAS, DIODES desires to obtain a non-exclusive license under certain MSC intellectual property rights for the manufacture of products utilizing the novel POWERMITE(R)3 package design containing silicon rectifier die, and to market such products under the POWERMITE(R)3 trademark.

        WHEREAS, the parties desire to cooperatively establish marketing strategies for ensuring the availability of reliable POWERMITE(R)3 products; for establishing a competitive additional source of such POWERMITE(R)3 products; for maintaining the quality of such POWERMITE(R)3 products; for cost effectively serving the market requirements in the geographies of consumption; and for cooperatively establishing POWERMITE(R)3 product improvements that dynamically respond to market demands

        NOW THEREFORE, the parties desire at this time to summarize the mutual understandings they have made at the Meeting, and more particularly specify the Action Items required to complete the documentation for the CBA, such mutual agreements and Action Items are as follows:

1. The parties agree to negotiate in good faith for nontransferable, nonexclusive, worldwide, irrevocable, royalty bearing licenses to make (but not have made) and to use, to lease and to sell, or to otherwise dispose of products that are made pursuant to any and all intellectual property rights ("IPR") owned or controlled by MSC, that comprehend the manufacturing of products sold by MSC under its POWERMITE(R)3 trademark. An exemplary IPR License Agreement is attached hereto as EXHIBIT A, and by this reference is made a part hereof.

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        The royalty rates under such license shall be as follows:

               1. Year 1 - [CONFIDENTIAL] of Net Revenues.
               2. Year 2 - [CONFIDENTIAL] of Net Revenues.
               3. Year 3 - [CONFIDENTIAL] of Net Revenues.
               4. Thereafter - [CONFIDENTIAL] of Net Revenues.

        The parties agree that Year 1 for the initial calculation of royalties, shall commence on the first month following the day that DIODES receives a bone fide qualification by one of its customers of the first Licensed Product produced in its Shanghai facility, utilizing the IPR licensed hereunder, or, the first Licensed Product made, used or otherwise disposed of by DIODES under the MSC trademark POWERMITE(R)3.

        In the event MSC hereafter grants to any third party licenses substantially the same in scope and duration as the licenses granted to DIODES regarding POWERMITE(R)3, as contemplated herein, MSC warrants that the royalty rates under such third party licenses shall be substantially the same as, or greater than, the royalty rates specified in the licenses granted to DIODES, taking into reasonable evaluation the mutual considerations under which such DIODES licenses were granted, vis-a-vis, the mutual considerations under which such third party licenses were granted.

        In the event DIODES agrees to transfer to MSC any of its IPR for the manufacture, use and/or sale of products covered by any DIODES IPR, the parties agree to negotiate in good faith for a non-exclusive, worldwide, irrevocable, royalty bearing license under such DIODES IPR, which license shall be substantially similar to the terms and conditions set forth in the IPR License Agreement between the parties regarding POWERMITE(R)3

        Notwithstanding anything to the contrary herein stated, or in any other agreement between the parties, sales made by one party to the other party of products that are covered by such one parties IPR shall not be subject to the payment of royalties, and shall be deemed excluded from the definition of Net Revenues.

2. The parties also agree to negotiate in good faith for a limited license which grants to DIODES the right to market and sell POWERMITE(R)3 packaged products under MSC's POWERMITE(R)3 trademark. ("TML"). An exemplary TML Agreement is attached hereto as EXHIBIT B, and by this reference is made a part hereof.

3. From the Effective Date hereof until December 31, 2003, or such other date as the parties may hereafter agree upon, DIODES agrees to buy from MSC its requirements of POWERMITE(R)3 packaged products, and MSC, to the extent it has the available capacity, agrees to sell to DIODES. POWERMITE(R)3 packaged products. During such period, the parties agree to negotiate in good faith the terms and conditions of a Technology Transfer and Technical Training Agreement ("TTA") whereby the manufacturing technology reasonably required to manufacture POWERMITE(R)3 packaged products will be strategically and effectively transferred to DIODES. An exemplary TTA is attached hereto as EXHIBIT C, and by this reference is made a part hereof.

4. It is contemplated at this time that the licensed automated POWERMITE(R)3 manufacturing line will be located by DIODES in its Shanghai facility. Accordingly, Microsemi shall provide the required technical support within the purview of the TTA, at DIODES expense.

5. Prior to the successful installation of the POWERMITE(R)3 product line in DIODES Shanghai facility, or in any other licensed facility as may hereafter be installed, all sales of POWERMITE(R)3 packaged products by MSC to DIODES pursuant to paragraph 3 hereof shall be oN a "MOST FAVORED CUSTOMER" basis under a Manufacturing Services Agreement ("MSA"). The parties agree to negotiate in good faith the terms and conditions of the MSA. An exemplary MSA is attached hereto as EXHIBIT D, and by this reference is made a part hereof.

6. Upon the successful installation of the POWERMITE(R)3 product line in DIODES Shanghai facility, or in any other licensed facility as may hereafter be installed, MSC shall have the option right to purchase up to

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        thirty percent (30%) of the capacity thereof on a Most Favored Customer basis under a MSA. The parties agree to negotiate in good faith the terms and conditions of the MSA. An exemplary MSA is attached hereto as EXHIBIT E, and by this reference is made a part hereof.

7. Upon the successful installation of the POWERMITE(R)3 product line in DIODES Shanghai facility, or in any other licensed facility as may hereafter be installed, MSC shall have the option right to purchase any wafer made by or for DIODES that is used in such POWERMITE(R)3 product line on a Most Favored Customer basis under a MSA. The parties agreE to negotiate in good faith the terms and conditions of the MSA. An exemplary MSA is attached hereto as EXHIBIT E.

        The parties agree that the sale of wafers by DIODES to MSC does not require DIODES to transfer to MSC any of its IPR relating to the manufacture of such wafers, and that such sales may be best defined under a standard purchase agreement comprehending the specific wafers. In such event, the parties agree to negotiate in good faith the terms and conditions of a mutually acceptable Purchase Agreement.

        Notwithstanding the foregoing, MSC's option right to purchase wafers made by DIODES shall not extend to any wafers manufactured by DIODES, or any of its Subsidiaries, utilizing or pursuant to an intellectual property license from a third party, which license expressly prohibits the sale of such wafers to MSC or entities similarly situated.

8. During the performance of any CBA, or any other Agreement between the parties, whereby an invention, improvement or other intellectual property right, whether patentable or not, is conceived by employees or agents of one party, which relates to or comprehends the POWERMITE(R)3 products or the POWERMITE(R)3 manufacturing processes, such one party agrees TO grant to the other party an irrevocable, worldwide right and license to make, use, sell or otherwise dispose of products covered by such inventions or other intellectual property rights. The terms and conditions of such license shall be negotiated in good faith within the scope and spirit of this Document of Understanding.

9. During the performance of any CBA, or any other Agreement between the parties, whereby an invention, improvement, or other intellectual property right, whether patentable or not, is jointly conceived by employees or agents of each party shall be jointly owned with each party having an undivided equal share of such invention, or other intellectual property right, and of any patents issued thereon.

10. In consideration of the technical and financial obligations of each party as set forth herein, and in each CBA between the parties that are hereafter negotiated in good faith, the parties agree to grant to the other party a "MOST FAVORED CUSTOMER" status regarding the purchase and sale of the products and services made and provided to them by the other party. The terms and conditions of such CBA or other Agreement between the parties shall be negotiated in good faith, and shall comprehend, but not be limited to, quantity, price, delivery, quality, reliability, warranty, indemnity, availability, and allocation of capacity, taking into reasonable consideration the technical and financial contributions respectively provided by the parties hereto.

11. Any news release authorized or distributed by either party pertaining to this Document of Understanding, or any other agreement hereafter consummated by the parties, shall be reviewed and approved by the other party prior to its release, which approval shall not be unreasonably withheld.

12. All fees and expenses of any kind whatsoever respectively incurred by each party in connection with this Document of Understanding shall be respectively borne by each party.

13. Each party shall maintain confidential all information disclosed to it by the other party that is identified as "CONFIDENTIAL", and shall not disclose such confidential information to any person, firm or corporation without prior written consent from the disclosing party. The parties agree that this Document of Understanding is confidential and is not to be disclosed by one party to any 3rd party without the express approval of the other party. The parties agree to negotiate in good faith the terms and conditions of a mutually acceptable

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        Confidential Disclosure Agreement (CDA), which shall be deemed to be incorporated into any agreement hereafter between the parties. An exemplary CDA is attached hereto as EXHIBIT F, and by this reference made a part hereof.

14. Each party shall perform its responsibilities under this Document of Understanding as an independent contractor, and shall not be considered a partner, joint venture, subsidiary, affiliate, agent or employee of the other party for any purpose whatsoever, and shall have no right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party except to the extent specifically authorized in writing by such other party.

15. This Document of Understanding shall be construed and interpreted, and its performance shall be governed, by the laws of the State of California.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS DOCUMENT OF UNDERSTANDING TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE EFFECTIVE DATE, SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS OF BOTH PARTIES AND ANY NECESSARY THIRD PARTY APPROVAL.

DIODES, INC.                                      MICROSEMI WATERTOWN, INC

BY: /s/ MARK KING                                 BY: /s/ ANGELO SANTAMARIA
MARK KING                                         ANGELO SANTAMARIA
TITLE: VICE PRESIDENT, SALES & MARKETING          TITLE: V.P. & GENERAL MANAGER
DATE: JULY 12, 2001                               DATE: JULY 18, 2001

                                LIST OF EXHIBITS
                                     TO THE
                            DOCUMENT OF UNDERSTANDING
                                     BETWEEN
                                   DIODES, INC
                                       AND
                              MICROSEMI CORPORATION
                               DATED JULY 6, 2001

EXHIBIT A    INTELLECTUAL PROPERTY RIGHTS LICENSE (IPR)

EXHIBIT B    TRADEMARK LICENSE AGREEMENT (TML)

EXHIBIT C    TECHNOLOGY TRANSFER AND TECHNICAL TRAINING AGREEMENT (TTA)

EXHIBIT D    MANUFACTURING SERVICES AGREEMENT (MSA WITH DIODES AS BUYER)

EXHIBIT E    MANUFACTURING SERVICES AGREEMENT (MSA WITH DIODES AS SELLER)

EXHIBIT F    CONFIDENTIAL DISCLOSURE AGREEMENT (CDA)